                                                                  Exhibit 10-b-1


                       ROCKWELL INTERNATIONAL CORPORATION
                         1995 LONG-TERM INCENTIVES PLAN
                     (As Amended Effective December 2, 1998)


1.       PURPOSE

         The purpose of the 1995 Long-Term Incentives Plan is to foster creation of and enhance Rockwell shareowner value by linking the compensation of officers and other key employees of the Corporation to increases in the price of Rockwell stock or by offering the incentives of long-term monetary rewards to key employees of Rockwell or its business units directly linked to their contribution to the creation of Rockwell shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained.


2.       DEFINITIONS

         For the purpose of the Plan, the following terms shall have the meanings set forth below:

         (a) Boeing. The Boeing Company, a Delaware corporation.

         (b) Boeing North American. Boeing North American, Inc. (formerly Rockwell International Corporation), a Delaware corporation incorporated in 1928 that is the surviving corporation in a merger with Boeing NA, Inc., a wholly-owned subsidiary of Boeing.

         (c) Board of Directors. The Board of Directors of Rockwell.

         (d) Change of Control: Any of the following:

                (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Rockwell (the "Outstanding Rockwell Common Stock") or (B) the combined voting power of the then outstanding voting securities of Rockwell entitled to vote generally in the election of directors (the "Outstanding Rockwell Voting Securities"); provided, however, that for purposes of this subparagraph
         (i), the following acquisitions shall not constitute a Change of
         Control: (w) any acquisition directly from Rockwell, (x) any acquisition by Rockwell, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Rockwell or any corporation controlled by Rockwell or (z) any acquisition pursuant to a transaction which complies with clauses (A),
         (B) and (C) of subsection (iii) of this Section 2(d); or

               (ii) Individuals who, as of September 2,1998, constitute the Board of Directors the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by Rockwell's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Rockwell or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Rockwell or all or substantially all of Rockwell's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Rockwell or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

               (iv) Approval by Rockwell's shareowners of a complete liquidation or dissolution of Rockwell.

         (e) Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive a Grant under the Plan.

         (f) Corporation. Rockwell and those of its subsidiary corporations or affiliates designated by the Committee to participate in the Plan.

         (g) Distribution Date. The Distribution Date as defined in the Distribution Agreement between Rockwell and Meritor relating, among other things, to the distribution of shares of Meritor Common Stock to Rockwell's shareowners.

         (h) Employees. Officers and other key employees of the Corporation, but not directors who are not also employees of the Corporation.

         (i) Executive Officer. An Employee who is an executive officer of Rockwell as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or any successor provision.

         (j) Fair Market Value. The closing price of the Common Stock of Rockwell as reported in the New York Stock Exchange--Composite Transactions on the date of a determination (or on the next preceding day such stock was traded if it was not traded on the date of a determination).

         (k) Grant. A grant made pursuant to the Plan by the Grant Committee to an Employee in the form of Options, Stock Appreciation Rights or Restricted Stock.

         (l) Grant Committee. The Committee excluding those members of the Committee who are not at the time any Grant is made both "outside directors" as defined for purposes of Section 162(m) and the regulations thereunder and "Non-Employee Directors" as defined in rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, for purposes of Section 16 of that Act and the rules thereunder.

         (m) Merger Closing Date. The Closing Date as defined in the Agreement and Plan of Merger dated as of July 31, 1996 among Rockwell International Corporation, a Delaware corporation incorporated in 1928, Boeing and Boeing NA, Inc.

         (n) Meritor. Meritor Automotive, Inc., a Delaware corporation.

         (o) Option. An option to purchase Shares granted to an Employee by the Grant Committee pursuant to Section 5 or 8 of the Plan.

         (p) Participant. (i) Any Employee to whom a Grant is made; (ii) any Employee (a Continuing USA Participant) as of the close of business on May 31, 1996 who then held one or more outstanding Options or Stock Appreciation Rights and who on or before the close of business on the Merger Closing Date became an employee of United Space Alliance, LLC

(USA) immediately upon termination of employment (by retirement or otherwise) by Rockwell or a subsidiary corporation of Rockwell, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Options or Stock Appreciation Rights and only so long as such Employee shall remain an employee of USA and the Corporation, Boeing North American, Boeing or any of their respective subsidiaries shall continue to own at least 50% of the total ownership interests in USA; and (iii) any Employee (a Continuing Boeing Participant) as of the opening of business on the Merger Closing Date who then held one or more outstanding Options or Stock Appreciation Rights and who as of the close of business on that date remains or becomes an employee of Boeing North American, Boeing or any of their respective subsidiaries, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Options or Stock Appreciation Rights and only so long as such Employee shall remain an employee of Boeing North American, Boeing or any of their respective subsidiaries; and (iv) any Employee (a Continuing Meritor Participant) as of the opening of business on the Distribution Date who then held one or more outstanding Options or Stock Appreciation Rights and who as of the close of business on that date remains or becomes an employee of Meritor or any of its subsidiaries, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Options or Stock Appreciation Rights and only so long as such an Employee shall remain an employee of Meritor or any of its subsidiaries.

         (q) Performance Cycle. Any period of three or more consecutive fiscal years of Rockwell established for Rockwell or a designated business component under a Performance Plan.

         (r) Performance Measure. Criteria established to serve as a measure of performance of Rockwell or a designated business component during a Performance Cycle under a Performance Plan.

         (s) Performance Objectives. Levels of achievement, related to the Performance Measure, established as goals for a Performance Cycle to be used in determining whether and to what extent grants under a Performance Plan shall be deemed to be earned.

         (t) Performance Plan. A performance plan applicable to Rockwell or one or more business components of the Corporation authorized pursuant to Section 4 of the Plan.

         (u) Plan. This 1995 Long-Term Incentives Plan.

         (v) Restricted Period. The period (i) not less than three years or (ii) until achievement of performance goals specified at the time of Grant by the Grant Committee with respect to a Grant of Restricted Stock during which the Shares are subject to forfeiture if the grantee does not continue as an Employee.

         (w) Restricted Stock. Shares subject to conditions prescribed by the Committee under Section 7 of the Plan.

         (x) Rockwell. Rockwell International Corporation.

         (y) Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, or any successor provision.

         (z) Shares. Shares of Common Stock of Rockwell.

         (aa) Stock Appreciation Right. A Right granted to an Employee by the Grant Committee pursuant to Section 6 or 8 of the Plan (i) in conjunction with all or any part of any Option, which entitles the Employee, upon exercise of such Right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem Stock Appreciation Right) or (ii) separate and apart from any Option, which entitles the Employee, upon exercise of such Right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such Right from the date of grant of such Right to the date on which the Employee exercises such Right (a Freestanding Stock Appreciation Right).

         (bb) Supplementary Stock Plan. A supplementary stock plan applicable to Employees subject to the tax laws of one or more countries other than the United States authorized pursuant to Section 8 of the Plan.


3.       PLAN ADMINISTRATION

         (a) The Grant Committee shall determine the Employees to whom Grants are made, the number of Shares or Stock Appreciation Rights to be subject to each Grant and the Restricted Period for any Grant of Restricted Stock. The Grant Committee may delegate to Rockwell's Chief Executive Officer the authority to determine the Employees to whom Grants of Options are made and the number of Shares subject to each Grant made pursuant to such delegated authority.

         (b) The Committee shall exercise all other responsibilities, powers and authority relating to the administration of the Plan not reserved to the Board of Directors.

         (c) The Board of Directors reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some of or all the responsibilities, powers and authority vested in the Committee and the Grant Committee under the Plan.

         (d) In making their determinations with respect to Grants under the Plan or grants under any Performance Plan, the Grant Committee and the Committee may consider recommendations of the Chief Executive Officer of Rockwell and shall take into account such factors as the Employee's level of responsibility, performance, performance potential, level and type of compensation and potential value of Grants.

4.       PERFORMANCE PLANS

         (a) The Committee may authorize Performance Plans applicable to Rockwell or one or more business components of the Corporation on such terms and conditions, not inconsistent with the Plan, and applicable to such Employees or categories of Employees as the Committee shall determine. In connection with its authorization of any Performance Plan, the Committee may authorize Rockwell's Chief Executive Officer to approve the definitive terms and conditions of that Performance Plan, including but not limited to the Employees or categories of Employees to which that Performance Plan shall apply and the committee or person who shall be delegated authority to administer that Performance Plan, except that authorization by the Committee shall be required for participation by any Executive Officer in any Performance Plan. Each Performance Plan shall include provision for: (i) establishment of Performance Cycles of not less than three consecutive fiscal years for each designated business component (and Rockwell if a Performance Plan applicable to it should be authorized), provided that no Performance Cycle shall begin later than September 30, 2005 and only one Performance Cycle for Rockwell or any designated business component shall begin with any one fiscal year; (ii) establishment of a Performance Measure and Performance Objectives for each Performance Cycle established for Rockwell and each designated business component; and (iii) approval by the Committee of any grants thereunder to any Executive Officer. In addition, a Performance Plan may but need not provide for (x) grants under such Performance Plan with respect to a Performance Cycle to be made at any time during the Performance Cycle, provided that any grant made after the first fiscal year of the Performance Cycle shall provide for a pro-rated award; (y) adjustment (up or down) of the Performance Objectives or modification of the Performance Measure (or both) for any designated business component for a Performance Cycle if the Committee (or with the Committee's approval, the committee or person delegated to administer the Performance Plan except insofar as it relates to any Executive Officer) determines that conditions, including but not limited to changes in the economy, changes in laws or government regulations, changes in generally accepted accounting principles, or acquisitions or dispositions determined by the Committee to be material, so warrant; and (z) a Change-of-Control contingency similar to Section 13(f) of the Plan.

         (b) Potential awards granted to participating Employees under Performance Plans shall be expressed as cash amounts (whether in currency or in units having a currency equivalent) and shall be paid in accordance with determinations of the Committee. Payments shall be in cash unless the Committee determines to make payment to one or more named participating Employees in Shares or a combination of cash and Shares. Any payment which is made in cash may be made in a lump sum, in installments or on a deferred basis. Any payment which is made in Shares shall be valued at the Fair Market Value on such date as the Committee shall determine but not earlier than the last trading day of the week preceding the day of issuance or transfer of the Shares. No grant under a Performance Plan shall bear interest except as may be determined by the Committee in respect of payments made in installments or on a deferred basis.

5.       OPTIONS

         The Grant Committee and Rockwell's Chief Executive Officer, if and to the extent the Grant Committee shall have delegated authority to such Chief Executive Officer, may grant from time to time to Employees, Options which may be incentive stock options (as defined in Section 422 of the Internal Revenue
Code), nonqualified stock options, or both, to purchase Shares on terms and conditions determined by the Grant Committee or Rockwell's Chief Executive Officer, if and to the extent the Grant Committee shall have delegated authority to such Chief Executive Officer, consistent with the provisions of the Plan, including the following:

         (a) The purchase price of the Shares subject to any Option shall not be less than the Fair Market Value on the date the Option is granted.

         (b) Each Option may be exercised in whole or in part from time to time during such period as the Option shall specify; provided, however, that if the Committee does not establish a different exercise schedule at or before the date of grant of an Option, the Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted; and provided, further, that no Option shall be exercisable prior to one year (except as provided in Section 9(c) or 13(f)) nor after ten years from the date of the grant thereof.

         (c) Each Option may provide for related Stock Appreciation Rights.

         (d) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted incentive stock options which are exercisable for the first time in any calendar year under all plans of the Corporation and any parent or subsidiary of the Corporation shall not exceed $100,000 (or such other amount as may be fixed as the maximum amount permitted by Section 422(d) of the Internal Revenue Code, as amended, or any successor provision). The Grant Committee shall grant incentive stock options only to employees of Rockwell or a corporation which is a subsidiary of Rockwell within the meaning of Section 425(f) of the Internal Revenue Code.

         (e) The purchase price of the Shares with respect to which an Option or portion thereof is exercised shall be payable in full in cash or in Shares or in a combination of cash and Shares. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.


6.       STOCK APPRECIATION RIGHTS

         (a) The Grant Committee may grant Tandem Stock Appreciation Rights to an Employee either at the time of grant of an Option or at any time thereafter during the term of an Option. A Tandem Stock Appreciation Right shall be exercisable only when and to the extent that the related Option is exercisable.

         (b) The Grant Committee may grant from time to time to Employees, Freestanding Stock Appreciation Rights on terms and conditions determined by the Committee, consistent with the provisions of the Plan.

         (c) The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Committee may determine.

         (d) Upon exercise of a Tandem Stock Appreciation Right and surrender of the related Option or part thereof, such Option, to the extent surrendered, shall not thereafter be exercisable, and the Shares covered by the surrendered Option shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

         (e) Upon exercise of a Freestanding Stock Appreciation Right, any Shares delivered in payment thereof shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.


7.       RESTRICTED STOCK

         The Grant Committee may grant from time to time to Employees, Shares of Restricted Stock on terms determined by the Committee, consistent with the provisions of the Plan, including the following:

         (a) The Grant Committee shall specify a Restricted Period and may specify performance or other criteria for each Grant of Restricted Stock, and the Shares of Restricted Stock granted shall be forfeited if the grantee does not continue as an Employee throughout the Restricted Period, or if and to the extent the specified performance or other criteria are not met during the Restricted Period, except as otherwise provided in Section 9(a), 9(b) or 13(f).

         (b) Shares of Restricted Stock granted to an Employee shall have all the attributes of outstanding Shares, except that certificates for such Shares and any dividends that may be paid in cash or otherwise thereon shall be delivered to and held by Rockwell. As and to the extent that Shares of Restricted Stock are no longer subject to forfeiture, certificates therefor and any dividends related thereto held by Rockwell shall be delivered to the Employee. There shall also be paid to the Employee at such time interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest credited from time to time under Rockwell's Deferred Compensation Plan.


8.       SUPPLEMENTARY STOCK PLANS

         (a) The Committee may authorize Supplementary Stock Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Options, Stock Appreciation Rights, Restricted Stock or any combination thereof to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of Grants pursuant to Sections 5, 6 and 7 of the Plan for the purpose of complying with the conditions for qualification of Options, Stock Appreciation Rights or Restricted Stock for favorable treatment under foreign tax laws.

         (b) Notwithstanding any other provision hereof, Options granted under any Supplementary Stock Plan shall include provisions that conform with Sections 5(a), (b), (c) and (e) and 6(d); Restricted Stock granted under any Supplementary Stock Plan shall include provisions that conform with Sections 7(a) and (b); and subject to Section 3(b), only the Grant Committee shall have authority to grant Options, Stock Appreciation Rights or Restricted Stock under any Supplementary Stock Plan.


9.       EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT

         (a) If a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan because of the Employee's (i) death or (ii) retirement not less than one year after the beginning of that Performance Cycle under a retirement plan of the Corporation, the amount of the award under the Performance Plan such Employee shall be deemed to have earned shall be the amount or number thereof determined as though such Employee's employment had not terminated prior to the end of the Performance Cycle, multiplied by a fraction, the numerator of which is the number of months such Employee was employed by the Corporation during the Performance Cycle (including the month during which employment terminated) and the denominator of which is the total number of months in the Performance Cycle.

         (b) If a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan for any reason other than death or retirement not less than one year after the beginning of that Performance Cycle under a retirement plan of the Corporation, such Employee shall be deemed not to have earned any award under the Performance Plan except as and to the extent the Committee (or with the Committee's approval, the committee or person delegated to administer a Performance Plan except insofar as it relates to any Executive Officer), taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the amount of the award which may be so determined by the Committee to have been earned shall not exceed the amount which would have been earned had the provisions of paragraph (a) above been applicable.

         (c) If a participating Employee's employment by the Corporation terminates prior to the end of the Restricted Period applicable to any Grant of Restricted Stock for any reason, such Employee shall be deemed not to have earned any Shares of Restricted Stock except as and to the extent (i) the terms of the Grant shall have specified that such Employee is entitled in the circumstances to retain all or some portion of the Shares of Restricted Stock covered by the Grant or (ii) the Committee, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine that such Employee shall have earned all or some portion of those Shares of Restricted Stock.

         (d) If the employment by the Corporation of a Participant, the employment by USA of a Continuing USA Participant, the employment by Boeing North American, Boeing or any of their respective subsidiaries of a Continuing Boeing Participant or the employment by Meritor or any of it subsidiaries of a Continuing Meritor Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights terminates by reason of the death of the Participant, the Continuing USA Participant, the Continuing Boeing Participant or the Continuing Meritor Participant, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date of the death of the Participant, the Continuing USA Participant, the Continuing Boeing Participant or the Continuing Meritor Participant for a period of three years (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of death.

         (e) If a Participant, a Continuing USA Participant, a Continuing Boeing Participant or a Continuing Meritor Participant who (or whose permitted transferee) holds outstanding Options or Stock Appreciation Rights retires under a retirement plan of the Corporation, USA, Boeing North American, Boeing, Meritor or any of their respective subsidiaries, at any time after a portion thereof has become exercisable, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date upon which they are first exercisable under that Grant for a period of five years from the date of retirement (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of retirement, except that the Committee may determine within 60 days before or after the retirement date of any such grantee who retires before attaining age 62 that such grantee (or a permitted transferee thereof) may exercise the grantee's outstanding Option or Stock Appreciation Rights solely for such shorter period as the Committee deems appropriate.

         (f) If the employment by the Corporation of a Participant, the employment by USA of a Continuing USA Participant, the employment by Boeing North American, Boeing or any of their respective subsidiaries of a Continuing Boeing Participant or the employment by Meritor or its subsidiaries of a Continuing Meritor Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights is terminated for any reason other than death or retirement under a retirement plan of the Corporation, USA, Boeing North American, Boeing, Meritor or any of their respective subsidiaries, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised only within three months after the termination of such employment (or until the expiration date specified in the Grant if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Options or Stock Appreciation Rights at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided, however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of paragraph (d) above been applicable.

10.      SHARES AVAILABLE

         (a) The total number of Shares which may be delivered in payment and upon exercise of Grants and in payments of awards under Performance Plans shall not exceed 16 million, as adjusted from time to time as herein provided, and the total number of Shares as to which Grants may be made in any one fiscal year of the Corporation shall not exceed 1-1/2% of the total number of Shares outstanding and held in Treasury as of the date of determination. Shares which may be delivered in payment or upon exercise of Grants or in payments of awards under Performance Plans may consist in whole or in part of unissued or reacquired Shares; provided, however, that unless otherwise determined by the Committee, Shares which may be granted as Restricted Stock shall consist only of reacquired shares. Subject to Sections 6(d) and (e), if for any reason Shares as to which an Option has been granted cease to be subject to purchase thereunder or Shares granted as Restricted Stock are forfeited to the Corporation, then such Shares shall again be available under the Plan.

         (b) The total number of Shares subject to Options and Stock Appreciation Rights granted to any one Employee in any one fiscal year of Rockwell under all plans of Rockwell and any parent or subsidiary of Rockwell shall in no event exceed 350,000, as adjusted from time to time as herein provided.

         (c) No Option, Freestanding Stock Appreciation Right or Restricted Stock shall be granted under the Plan or any Supplementary Stock Plan after September 30, 2005, but Options or Stock Appreciation Rights and Restricted Stock granted theretofore may extend beyond that date, and Tandem Stock Appreciation Rights may be granted after that date with respect to Options outstanding on that date.


11.      ADJUSTMENTS

         (a) If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board of Directors may deem appropriate under the circumstances. Such amendments, adjustments and actions may include, without limitation, changes in the number of Shares which may be issued or transferred, in the aggregate or to any one Employee, pursuant to the Plan, the number of Shares subject to outstanding Options and Stock Appreciation Rights and the related price per share; provided, however, that no such amendment, adjustment or action may change the limitation prescribed by Section 10(b) to a number of Shares that is a greater proportion of the total number of Shares outstanding and held in Treasury as of the effective date of that amendment, adjustment or action than the proportion of the number of Shares prescribed by Section 10(b) to the total number of Shares outstanding and held in Treasury immediately prior thereto.

12.      AMENDMENT AND TERMINATION

         (a) The Committee shall have the power in its discretion to amend, suspend or terminate the Plan or Grants thereunder at any time except that, subject to the provisions of Section 11, (a) without the consent of the person affected, no such action shall cancel or reduce a Grant theretofore made other than as provided for or contemplated in the agreement evidencing the Grant and
(b) without the approval of the shareowners of Rockwell, the Committee may not
(i) change the class of persons eligible to receive incentive stock options,
(ii) increase the number of Shares provided in Section 10(a) or 10(b), (iii) reduce the Option exercise price of any Option below the Fair Market Value on the date such Option was granted or decrease the forfeiture period for any Grant below that permitted under the Plan.

13.      MISCELLANEOUS

         (a) Except as determined by the Committee, no person shall have any claim to receive a Grant or any payment under a Performance Plan to receive payment in respect of a Grant or under a Performance Plan in any form other than the Committee shall approve or, in circumstances where Section 9 is applicable, to be deemed to have earned any award under a Performance Plan or Shares of Restricted Stock or to be entitled to exercise Options or Stock Appreciation Rights for any particular period after termination of employment. There is no obligation for uniformity of treatment of Employees under the Plan or any Performance Plan. No Employee shall have any right as a Participant or a participant under any Performance Plan to continue in the employ of the Corporation for any period of time or to a continuation of any particular rate of compensation, and the Corporation expressly reserves the right to discharge or change the assignment of any Employee at any time.

         (b) No Option, Stock Appreciation Right or right related to Restricted Stock granted pursuant to the Plan or right to payment of an award under any Performance Plan may be assigned, pledged or transferred except (i) by will or by the laws of descent and distribution; or (ii) in the case of any Grant (other than an Option granted as an incentive stock option) or any right to payment of an award under a Performance Plan, by gift to any member of the Employee's immediate family or to a trust for the benefit of one or more members of the Employee's immediate family, if permitted in the applicable agreement governing that Grant or right to payment; or (iii) as otherwise determined by the Committee. Each Option, Stock Appreciation Right or right related to Restricted Stock shall be exercisable, and each payment of an award under a Performance Plan shall be payable, during the lifetime of the Employee to whom granted or awarded only by or to such Employee, and any payment of an award under a Performance Plan made after the death of a participating Employee entitled thereto shall be paid to the legal representative of the estate or to the designated beneficiary of such Employee, unless in any such case, the Grant or right to payment has been transferred in accordance with the provisions of the applicable agreement governing that Grant or right to payment, to a member of the Employee's immediate family or a trust for the benefit of one or more members of the Employee's immediate family, in which case it shall be exercisable or payable only by or to such transferee (or to the legal representative of the estate or to the heirs or legatees of such transferee). For purposes of this provision, an Employee's "immediate family" shall mean the Employee's spouse and natural, adopted or step-children and grandchildren.

         (c) No person shall have the rights or privileges of a shareowner with respect to Shares subject to an Option, deliverable as a payment, upon exercise of a Stock Appreciation Right or under a Performance Plan until exercise of such Option or Stock Appreciation Right, or delivery as a payment under the Performance Plan.

         (d) No fractional Shares shall be issued or transferred pursuant to the Plan. If the portion of any payment pursuant to the Plan or a Performance Plan, to be made in Shares is not equal to the value of a whole number of Shares, the person entitled thereto shall be paid an amount equal to the Fair Market Value as of the date of exercise of any fractional Share deliverable in respect of exercise of a Stock Appreciation Right and the Fair Market Value as of the date of payment of any fractional Share deliverable in respect of any payment under a Performance Plan.

         (e) The Corporation, the Board of Directors, the Committee, the Grant Committee and the officers of Rockwell shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation's accounts or others (who may include Employees) whose services are used by the Board of Directors, Committee or Grant Committee in its administration of the Plan.

         (f) Notwithstanding any other provision of the Plan, if a Change of Control shall occur, then (i) all Performance Cycles (except those under Performance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the Performance Objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder; (ii) all Options and any Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable; and (iii) the restrictions on all Shares granted as Restricted Stock under the Plan shall forthwith lapse.

         (g) The Corporation shall have the right in connection with the delivery of any Shares in payment of a Grant or a payment under a Performance Plan or upon exercise of an Option to require as a condition of such delivery that the recipient represent that such Shares are being acquired for investment and not with a view to the distribution thereof.

         (h) The Corporation shall have the right in connection with any payment under a Performance Plan, exercise of any Option or Stock Appreciation Right or termination of the Restricted Period for any Restricted Stock, to deduct from any such payment or any other payment by the Corporation, an amount equal to any taxes required by law to be withheld with respect thereto or to require the Employee or other person receiving such payment, effecting such exercise or entitled to Shares and related payments on termination of such Restricted Period, as a condition of and prior to such payment or exercise or delivery of Shares on such termination, to pay to the Corporation an amount sufficient to provide for any such taxes so required to be withheld.

         (i) Unless otherwise determined by the Committee or provided in an agreement between any Employee and the Corporation, for purposes of the Plan an Employee on authorized leave of absence will be considered as being in the employ of the Corporation.

         (j) The Corporation shall bear all expenses and costs in connection with the operation of the Plan, including costs related to the purchase, issue or transfer of Shares, but excluding taxes imposed on any person receiving a payment or delivery of Shares under the Plan or a Performance Plan.


14.      INTERPRETATIONS AND DETERMINATIONS

         (a) The Committee shall have the power from time to time to interpret the Plan, to adopt, amend and rescind rules, regulations and procedures relating to the Plan, to make, amend and rescind determinations under the Plan and to take all other actions that the Committee shall deem necessary or appropriate for the implementation and administration of the Plan. All interpretations, determinations and other actions by the Committee not revoked or modified by the Board of Directors shall be final, conclusive and binding upon all parties.


15.      EFFECTIVE DATE

         (a) Upon approval by the shareowners of Rockwell, the Plan shall become effective as of October 1, 1994.